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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 6, 2000, except as to Note 17 which is as of March 13, 2000 and Note 1 -- Merger, which is as of April 4, 2000, relating to the financial statements of Krispy Kreme Doughnut Corporation, our report dated March 6, 2000 relating to the financial statement schedule of Krispy Kreme Doughnut Corporation and our report dated March 6, 2000, except as to Note 3 which is as of March 13, 2000, relating to the balance sheet of Krispy Kreme Doughnuts, Inc., which appear in Krispy Kreme Doughnuts, Inc.'s Registration Statement on Form S-1 (File 333-53284). We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in the Registration Statement on Form S-1 (File 333-53284).

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
January 30, 2001